Exhibit 10.23

OPTION AGREEMENT

        THIS OPTION AGREEMENT (this “Agreement”) is made this 8th day of January, 2007 between FutureIT, Inc., a Delaware Corporation (“INC”), FutureIT Ltd., an Israeli company (the “Company”), and Omer Nirhod, an Israeli citizen (“Omer”) and Shamad Orlan Ltd., an Israeli company (“Shamad” and together with Omer, the “Shareholders”).

W  I  T  N  E  S  S  E  T  H:

        WHEREAS, INC is a newly formed Delaware corporation that intends to raise financing for the purpose of investing in the Company with the intention of becoming the sole shareholder of the Company; and

        WHEREAS, the Company is engaged in development, marketing, sale, support and maintenance of SQL Server Automated Management and Maintenance products: and

        WHEREAS, the Shareholders are the sole shareholders of the Company.

        NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the parties hereto do mutually agree as follows:

1.     Definitions: As used in this Agreement, the following terms shall have the following meanings:

“Effective Date” means the date first above written.

“INC Option” means the option granted to INC to purchase the Option Shares according to this Agreement.

“Investment” means (i) a cash payment to INC of $100,000 within seven (7) days of exercise of the INC Option, and (ii) guarantees for all debts of the Company as of the date the INC Option is exercised to financial institutions and to the DataSafe Group Ltd. that were incurred in the ordinary course of business and the release of the DataSafe Group Ltd. from its guarantees of the debts of INC. to financial institutions.

“Liens” means encumbrances, security interests, mortgages, liens, pledges, charges, options, right of first refusal, restrictions, preemptive rights or other similar rights.

“Option Exercise Period” means the period commencing on the Effective Date and expiring four months after the Effective date (the “Expiration Date”).

“Option Shares” means Ordinary Shares of the Company constituting 90% of the issued and outstanding shares of the Company, immediately after issuance of such shares, on a fully diluted basis.

“Shareholders Option” means the option granted to INC to purchase the Shareholders’ Shares according to this Agreement.

“Shareholders Option Period” means 12 months from the Effective Date, provided that this Agreement is still in effect at that date.

“Shareholders’ Shares” means all the issued and outstanding shares held by the Shareholders in the Company, and all rights attached thereto, which as of the date of this Agreement and until exercise of the INC Option, shall constitute 100% percent of the issued and outstanding shares of the Company on a fully-diluted basis.

2.     Grant of Option:

2.1	The Company hereby grants INC an option during the Option Exercise Period to provide the Investment to the Company (or an irrevocable undertaking to provide the Investment) in consideration for the issuance to INC of the Option Shares. The INC Option can be exercised at any time during the Option Exercise Period by giving written notice to INC. Such exercise notice will be irrevocable.

2.2	The Option Shares will be issued to INC free and clear of any and all Liens, subject to the payment of the full amount of the Investment, shall be fully paid and non-assessable, and shall have been duly authorized and validly issued.

2.3	During the Option Exercise Period, the Company undertakes not to issue, and not to undertake to issue, any shares, options, warrants, rights or other convertible securities.

3.     Option to Purchase of Shares from Shareholders:

3.1	The Shareholders hereby grant INC an option during the Shareholders Option Period to purchase the Shareholders’ Shares in consideration for the payment to the Shareholders of $100,000 in cash, as follows:

Name of Shareholder	Consideration	Shares to be Transferred

Omer	$98,000	98 Ordinary Shares
Shamad	$ 2,000	2 Ordinary Shares

3.2	The Shareholders’ Shares will be transferred to INC free and clear of any and all Liens, shall be fully paid and non-assessable, and shall have been duly authorized.

3.3	As long as the Shareholders’ Shares are subject to the Shareholders Option, each of the Shareholders undertakes that he/it shall not create any Liens on the Shareholders’ Shares and shall not transfer or grant any rights, or undertake to transfer or grant any rights, in or to the Shareholders’ Shares.

4.     Termination:

4.1	If the INC Option is not exercised by INC within the Option Exercise Period this Option Agreement may be terminated by the Company with written notice to INC having immediate effect.

4.2	INC may terminate the Option Exercise Period at any time by notifying the Company and the Shareholders in writing of its decision not to exercise the INC Option.

4.3	In the event this Option Agreement is terminated in accordance with the immediately preceding paragraphs, none of the parties will have any rights, claims or causes of actions against any of the other parties in relation to this Agreement or the termination thereof.

5.     Representations of Company. Company hereby represents and warrants to INC as follows:

(i) it is a corporation duly organized and validly existing under the laws of the state of Israel and has all requisite corporate power and authority to carry on its business as it is now being conducted and to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby;

(ii) the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby will not (x) violate any order, judgment or decree applicable to it or (y) conflict with, or result in a breach or default under, any term or condition of the corporate organizational documents of the Company (including its by-laws) or any agreement or instrument to which it is a party or to which it is bound;

(iii) the authorized share capital of the Company consists solely of 30,000 Ordinary Shares, nominal value NIS 1.00 per share, of which 100 shares are issued and outstanding and all of which are owned by the Shareholders, fully paid and non-assessable, and duly authorized and validly issued, and there are no outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any of its shares;

(iv) there is no (a) action, suit, claim, proceeding or investigation pending or, to the Company’s knowledge, threatened against, affecting, or related to the Company at law or in equity, including, without limitation, before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (b) arbitration proceeding relating to the Company, pending under collective bargaining agreements or otherwise (c) governmental inquiry pending or, to the Company’s knowledge, threatened against or affecting the Company (including, without limitation, any inquiry as to the qualification of the Company to hold or receive any license, permit or approval), and to the Company’s knowledge, there is no basis for any of the foregoing; and (d) action or suit by the Company pending, threatened or contemplated against others; and

(v) the Company has delivered to INC copies of (i) the unaudited Balance Sheets of the Company as at December 31, 2005, March 31, 2006, June 30, 2006 and September 30, 2006, and the Statements of Profit and Loss of the Subsidiary as of January 1, 2005, January 1, 2006, April 1, 2006, and July 1, 2006 (such Balance Sheets and Statements of Profit and Loss are referred to herein as the “Financial Statements”). Each of the Financial Statements is complete and correct in all material respects, has been prepared in accordance with Israeli GAAP consistently applied by the Company and , and subject to final audit, presents fairly the financial position and results of operations of the Company as at the dates and for the periods indicated. The debts and liabilities of the Company were $1,200,000 as of December 31, 2006, including debts of _$655,000 to the DataSafe Group Ltd. and $500,000 to Israel Discount Bank Ltd.

6.     Representations of Shareholders. Each Shareholder, severally and not jointly as to himself/itself only, hereby represents and warrants to INC as follows:

(i) he/it has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby;

(ii) the execution, delivery and performance by the Shareholder of this Agreement and the consummation by the Shareholder of the transactions contemplated hereby will not (x) violate any order, judgment or decree applicable to Shareholder or (y) conflict with, or result in a breach or default under, any term or condition of any agreement or instrument to which it is a party or to which it is bound; and

(iii) such Shareholder is the record and beneficial owner of the number of Ordinary Shares of the Company set out in Section 3.1 above , all of which are free and clear of any and all Liens.

7.     Further Actions: Each of the parties shall promptly perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

8.     Governing Law: All matters relating to or arising out of this Agreement shall be construed and governed in accordance with the laws of the State of Israel.

9.     Severability: In the event that a court of competent jurisdiction holds any provision of this Agreement to be invalid, such holding shall have no effect on the remaining provision of this Agreement, and they shall continue in full force and effect.

10.     Non-assignability: Any assignment by any party of this Agreement or of any of the rights or granted to it hereunder, without the written consent of the other parties, shall be void.

11.     Notices: It shall be a sufficient giving of any notice, request or other communication hereunder, if the party giving the same shall deliver it personally, send it by fax (with receipt confirmed and original sent by post) or with any recognized international overnight delivery service, addressed to the other party at its address hereinafter set forth or at such other address as the other party shall hereafter designate in writing:

If to Company:	DataSafe Bldg. 4 Ha'Melacha Street
North Business Park, Lod Israel 71520
Attn.: CEO
Fax no: 972 8 9258010

INC:	DataSafe Bldg. 4 Ha'Melacha Street
North Business Park, Lod Israel 71520
Attn.: CEO
Fax no: 972 8 9258010

The Shareholders:	Omer:
c/o DataSafe Bldg. 4 Ha'Melacha Street
North Business Park, Lod Israel 71520
Fax no.: 972 8 9258010________________
_________________
Shamad:_43 Yigal Alon Street
Herzlia,, Israel
Fax no.: 972 9 954 9458______

Any such notice shall be deemed effectively given (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) two days after deposit with an internationally recognized overnight courier, specifying two day delivery, with written verification of receipt.

11.     Entire Agreement; Amendments. This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by all of the parties hereto.

12.     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

[Signature Page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

FUTUREIT, INC. BY: _________________________ NAME:______________________ TITLE:_______________________	FUTUREIT LTD. BY: _________________________ NAME:______________________ TITLE:_______________________

______________________

OMER       NIRHOD

SHAMAD ORLAN LTD.. BY: _________________________ NAME:______________________ TITLE:_______________________